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                                                                      EXHIBIT 21

SUBSIDIARIES OF IMPERIAL BANCORP

All of the following subsidiaries of the Company are California corporations except Imperial International Bank which is organized under the laws of the United States. Each subsidiary is included in the Company's consolidated financial statements.

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                                                                           Percentage of
                                                                         Voting Securities
                                                                            Owned By
Name                                               Immediate Parent      Immediate Parent
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
Imperial Bank                                      Imperial Bancorp            100%
Imperial Bank Realty Company, Inc.                 Imperial Bancorp            100%
 Company, Inc.
Imperial Creditcorp                                Imperial Bancorp            100%
Imperial Trust Company                             Imperial Bank               100%
Imperial Asset Advisors, Inc.                      Imperial Bank               100%
Imperial Ventures, Inc.                            Imperial Bank               100%
Imperial International Bank                        Imperial Bank               100%
Pacific Bancard Association, Inc.                  Imperial Bank               100%
Imperial Securities Corporation                    Imperial Bank               100%
Imperial Management, Inc. (1)                      Imperial Bank               100%
TNT Mortgage Services, Inc. (1)                    Imperial Bank               100%
Imperial Global Trading Company, Inc. (1)          Imperial Bank               100%
Imperial Plan, Inc. (1)                            Imperial Bank               100%
Imperial Municipal Services Group, Inc. (1) (2)    Imperial Bank               100%
Imperial Capital Markets Group, Inc. (1)           Imperial Bank               100%
I.B. Mortgage Network, Inc. (1)                    Imperial Bank               100%
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(1) Not currently active

(2) Previously known as Imperial Municipal Services Corporation